UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2026
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Vir Biotechnology, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39083	81-2730369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Owens Street, Suite 900
San Francisco, California		94158
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (415) 906-4324
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VIR	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 19, 2026, Vir Biotechnology, Inc. (Vir Bio) and Astellas US LLC (together with its subsidiaries and affiliates (including its indirect parent, Astellas Pharma Inc.), Astellas) entered into a Collaboration and License Agreement (the Agreement). Upon closing of the transaction contemplated by the Agreement (the Closing and the Transaction, respectively), Vir Bio and Astellas will enter into a global strategic collaboration to co-develop and co-commercialize VIR-5500, Vir Bio’s PRO-XTEN® dual-masked T-cell engager (TCE) targeting PSMA (prostate-specific membrane antigen), for the treatment of prostate cancer that is currently in Phase 1 development, through a sharing of expenses and revenues. Vir Bio has agreed to grant to Astellas, subject to certain intellectual property rights of Sanofi S.A. (Sanofi), an exclusive license to develop, manufacture, commercialize and otherwise exploit VIR-5500 and certain related derivative compounds throughout the world for therapeutic, prophylactic, palliative and diagnostic uses.
Under the terms of the Agreement, Vir Bio will receive $335 million in upfront and near-term milestone payments, including $240 million in cash and a $75 million equity investment pursuant to a separate Stock Purchase Agreement (the SPA, described further below), and an additional $20 million near-term milestone payment upon completion of manufacturing process technology transfer, anticipated in the second quarter or third quarter of 2027. Vir Bio will also be eligible to receive up to $1.37 billion in future development, regulatory and sales milestones, along with tiered, double-digit royalties on ex-U.S. net sales. Global clinical development costs will be shared 40% by Vir Bio and 60% by Astellas, while costs of U.S.-specific studies will be shared equally, and Astellas will be solely responsible for costs of ex-U.S.-specific studies. In the U.S., Vir Bio will have the option to co-promote VIR-5500 and will share profits and losses from future sales of VIR-5500 equally with Astellas, should VIR-5500 receive regulatory approval. Outside of the U.S., Astellas will obtain exclusive rights to commercialize VIR-5500 and be responsible for all commercialization costs. In addition, Vir Bio has the option to opt out of development cost sharing responsibilities and U.S. profit sharing, in which case Vir Bio would be eligible to receive up to $1.37 billion (or $1.60 billion if Vir Bio has met a pre-defined limited funding threshold at the time of the opt-out) in additional future development, regulatory and sales milestones, along with tiered, double-digit royalties on global net sales.
The Closing is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Concurrently with the execution of the Agreement, Vir Bio also entered into the SPA, pursuant to which Astellas has agreed to purchase 7,239,382 shares of Vir Bio’s common stock, par value $0.0001 per share (Common Stock), for an aggregate purchase price of approximately $75 million, subject to customary closing conditions. The purchase price per share of Common Stock of $10.36 is equal to a 50% premium of the 30-day volume weighted average price of a share of Common Stock as of February 17, 2026. The Astellas SPA includes standstill, voting and lockup provisions, with customary exceptions, that expire one year after the date of the anticipated closing of the SPA. One year after the anticipated closing of the SPA, Astellas will have, under certain circumstances, a customary right to require Vir Bio to register the resale of the shares purchased pursuant to the SPA.
Under the terms of Vir Bio’s licensing agreement with Sanofi, Vir Bio will share a portion of certain collaboration proceeds received from Astellas with Sanofi. PRO-XTEN® is a trademark of Amunix Pharmaceuticals, Inc., a Sanofi company.
The foregoing description of the terms of the Agreement and SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and SPA, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.
On February 23, 2026, Vir Bio and Astellas issued a joint press release announcing the entry into the Agreement and the SPA. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition.
On February 23, 2026, Vir Bio issued a press release announcing its financial results for the quarter and full year ended December 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
The information in this Item 2.02, including the attached Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Vir Bio under the Securities Act of 1933, as amended (the Securities Act), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities.
The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Vir Bio offered and sold the shares of Common Stock to Astellas pursuant to the SPA in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Vir Bio relied on this exemption from registration based in part on Astellas’ representation that it is an accredited investor.
Item 8.01 Other Events.
On February 23, 2026, Vir Bio issued a press release announcing updated results from the Phase 1 study of VIR-5500, which will be presented in an oral presentation at the 2026 American Society of Clinical Oncology Genitourinary Cancers Symposium on February 26, 2026. A copy of the press release is filed herewith as Exhibit 99.3 and is incorporated herein by reference.
Forward-Looking Statements
This Current Report on Form 8-K (this Form 8-K) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “should,” “could,” “may,” “might,” “will,” “plan,” “potential,” “aim,” “expect,” “anticipate,” “promising” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements contained in this Form 8-K include, but are not limited to, statements regarding: the therapeutic potential of the combination of VIR-5500 to treat prostate cancer; Vir Bio’s immediate and potential future financial and other obligations under the Agreement and SPA with Astellas; Vir Bio’s ability to realize the anticipated benefits from the Agreement; the timing of the anticipated Closing, including receipt of any necessary regulatory approvals; Vir Bio’s strategy and plans; and any assumptions underlying any of the foregoing. Many factors may cause differences between current expectations and actual results, including, without limitation: unexpected safety or efficacy data or results observed during clinical studies or in data readouts, including the occurrence of adverse safety events; risks of unexpected costs, delays or other unexpected hurdles; difficulties in collaborating with other companies, some of whom may be competitors of Vir Bio or otherwise have divergent interests, and uncertainty as to whether the benefits of Vir Bio’s various collaborations can ultimately be achieved; challenges in accessing manufacturing capacity; clinical site activation rates or clinical enrollment rates that are lower than expected; the timing and outcome of Vir Bio’s planned interactions with regulatory authorities, as well as general difficulties in obtaining any necessary regulatory approvals; successful development and/or commercialization of alternative product candidates by Vir Bio’s competitors, as well as changes in expected or existing competition; geopolitical changes or other external factors; and unexpected litigation or other disputes. In light of these risks and uncertainties, the events or circumstances referred to in the forward-looking statements may not occur. Drug development and commercialization involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Results in early-stage clinical studies may not be indicative of full results or results from later-stage or larger-scale clinical studies and do not ensure regulatory approval. The actual results may vary from the anticipated results, and the variations may be material. You are cautioned not to place undue reliance on any scientific data presented or these forward-looking statements, which are based on Vir Bio’s available information, expectations and assumptions as of the date of this Form 8-K. Other factors that may cause Vir Bio’s actual results to differ from those expressed or implied in the forward-looking statements in this Form 8-K are discussed in Vir Bio’s filings with the U.S. Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, Vir Bio assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated February 23, 2026
99.2	Press Release of the Company, dated February 23, 2026
99.3	Press Release of the Company, dated February 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date:	February 23, 2026	By:	/s/ Marianne De Backer
Marianne De Backer, M.Sc., Ph.D., MBA Chief Executive Officer